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                                                                    Exhibit 10.7
[Company Logo]

[Company name in Chinese]

           18 ZhangJiang Rd., Pudong New Area, 201203 Shanghai, China

                  Tel: 86-21-5080-2000   Fax: 86-21-5080-2918

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                            CONDITIONS OF EMPLOYMENT

1.   APPOINTMENT
     -----------

     An appointment to the service of the Company is valid when the applicant has:-

     1.1 received a letter or contract of employment and confirmed his acceptance in writing:

     1.2 confirmed his acceptance of the Company's conditions of employment and disciplinary rules; and

     1.3 successfully passed a medical examination by a doctor appointed by the Company and an x-ray examination conducted by a Company nominee. Expenses of this examination will be borned by the Company.

     1.4 an approval for a work pass from the Shanghai Government. This is applicable if the applicant registered residency is not in Shanghai.

2.   PROBATION
     ---------

     An employee shall be required to serve a probationary period of six (6) months. No extension will be considered. During probation, employment may be terminated by either party giving two (2) weeks notice or pay in lieu (basic salary) without reason being assigned (except in dismissals by the Company for disciplinary reasons). All notice must be in writing whether given by the employer or employee.

     If an employee is found satisfactory for continued employment, he shall receive a letter confirming his appointment at the end of the probationary period.

3.   TERMINATION OF SERVICE
     ----------------------

     Except for dismissal by the Company due to disciplinary reasons, employment may be terminated at any time by either the employer or employee by giving one month notice period or pay In lieu (basic salary).

     However, in the event if the employee is joining a competitor's company, the Company do reserve the right to request the employee to leave the Company premises within 24 hours and to pay the Company for his notice period.

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     All notice must be in writing whether given by the employer or employee.
     Application for annual leave during the notice period will be subjected to the approval of the employee's immediate supervisor. The Company reserves the right to insist that all outstanding leaves of an employee be consumed within his notice period.

     For employee on a fixed-term contract of employment, his notice period can be included as part of his contract period. However, if the notice period were to fall outside of the contract period (be it full or partial), no extension will be allowed of the existing employment contract. The employee must also pay in lieu of notice period that falls outside of the contract period.

4.   ANNUAL REVIEW
     -------------

     The annual salary adjustment will depend on performance during the review period. The annual performance and salary review cycle will be in the month of January of every calendar year per Company policy.

5.   PUBLIC HOLIDAYS
     ---------------

     Employee shall enjoy the gazette public holidays as designated by the government of the People's Republic of China

6.   ANNUAL LEAVE
     ------------

     The Company shall grant every employee paid annual leave as per Company Policy.

7.   PAID SICK LEAVE
     ---------------

     The Company shall grant every employee paid sick leave as per Company
     Policy.

8.   COMPASSIONATE LEAVE
     -------------------

     The Company shall grant every employee paid compassionate leave per Company Policy.

9.   MEDICAL AND INSURANCE BENEFITS
     ------------------------------

     All employees shall be covered per Company policy.

10.  PAYMENT OF SALARIES
     -------------------

     Employees' salary shall be paid through their bank accounts on the 30th of each month. If such

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     days fall on weekend or holidays, the salary will be credited on the previous business day.

11.  SHIFT PREMIUM
     -------------

     Shift allowance will be paid to employees who are on shift work in accordance with the Company's policy. Employee may be scheduled for normal office hours during the initial period of employment with the Company.

12.  TRAINING
     --------

     During the employment, the employee may be expected to undergo a period of training locally as well as in overseas locations. For all training, an employee must be willing to sign a bond. The details of the bond will be laid out in a separate contract. There will be no shift allowance or overtime claims for all training.

13.  BONUS
     -----

     13.1 Bonus schemes applicable to you will be per the Company's policies.

     13.2 The Company reserves the right to pay out bonuses depending on the Company's performance, the market situation, and the achievement of individual's performance targets.

14.  LIQUIDATED DAMAGES
     ------------------

     14.1 Within 6 months from the date of commencement of employment, should an employee terminate his service or is dismissed or terminated by the Company, he will be liable for payment of liquidated damages to the Company. The liquidated damages include the actual cost of airfares, shipment allowance and any other allowances provided to him by the Company upon his commencement of work.

     14.2 The employee will also be fully responsible for his own repatriation.

15.  TRANSFER
     --------

     An employee should carry out duties as may be assigned by the Company from time to time and may be transferred from one section, department, division, center, location or associated Company to another at the discretion of the Company.

16.  PART-TIME EMPLOYMENT
     --------------------

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     An employee shall not participate, contribute to, take upon or engage in any part-time employment or any form of work or such activities deriving remuneration, reward or deriving any favor, gain or benefit without prior permission from the Management in writing. The Management shall not be bound to grant such permission.

17.  COMPANY INTEREST
     ----------------

     All employee shall act in the interest of the Company at all times and shall observe, adhere to and comply with the Company's established policies, rules, regulations and custom and shall safeguard the Company's property and confidential information.

     All employees are expected to observe a high level of business ethics.

18.  GIFTS AND GRATUITIES
     --------------------

     18.1 No employee or member of an employee's family shall accept any commission, fee or other benefits from any person or company that has a business relationship with the Company.

     18.2 No employee or member of an employee's family shall accept from any person or Company any gift or other benefits, which because of its nature or intention or for whatever reasons, might place the employee in a compromising position toward the giver of such gift, gain or put the employee in a conflicting position with the Company.

19.  INTERPRETATION
     --------------

     In this set of employment unless the context otherwise required, words importing the masculine gender include females and words in the singular include the plural.

20.  COMPLIANCE
     ----------

     All employees are required to comply with the Company's Policies and Procedures and abide by the Laws and Regulations of China and are not allowed to participate in any activities that interfere with the internal affairs of China.

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21.  AMENDMENTS
     ----------

     The Company reserves the rights to change, modify, vary, alter or cease any benefit as well as the terms and conditions of employment as It deems fit.

22.  CONFLICTS AND DISPUTES
     ----------------------

     In the event of any disputes, controversies or conflicts, this Contract of Employment will prevail.

     All other terms and conditions of service not mentioned above will be administered in accordance with prevailing Company policies and practices.

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                               ACCEPTANCE OF OFFER


I, ______________________ of ID/ Passport # _________________________ have read and hereby agree to the terms and conditions of service and accept your offer of employment.


In the event that I should turn down this position offered to me before I commence work. I agree to compensate Semiconductor Manufacturing International
 Corporation (SMIC) an equivalent sum of 1 month's basic salary as stated in my offer of employment.


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          Signature                                    Date Accepted


Note: You are advised to uphold the confidentiality of your salary and not to discuss salary matters with anyone. Management takes a serious view of this matter and disciplinary action (which include dismissal) will be taken against staffs that breach this condition of service.

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